EXHIBIT 10.10

                       COMPROMISE AND SETTLEMENT AGREEMENT
               AND CONTINGENT RELEASE (the "SETTLEMENT AGREEMENT")

         THIS SETTLEMENT AGREEMENT is made and entered into this 26th day of November, 2002, by and between Richard Whitman (hereinafter referred to as "Whitman") and Medical Resources Management, Inc., a Nevada corporation (hereinafter referred to as "MRM") and Emergent Group, Inc., a Nevada Corporation (hereinafter referred to as "EGI"), with respect to the following facts:

         A.Whitman, MRM and EGI are parties to an Agreement dated August 20, 2001 as amended on November 30, 2001, copies of which are attached (the "Agreement").

         B. By mutual agreement, the parties now desire to alter their respective rights in connection with the aforementioned Agreement as more particularly set forth herein.

NOW, THEREFORE in consideration of the foregoing facts and the mutual covenants and agreement herein contained, the parties agree as follows:

1. INCORPORATION OF RECITALS: The foregoing recitals contained in Paragraphs A and B, are incorporated herein by reference as if at this point set forth in full.

2. THE SETTLEMENT: MRM shall pay to Whitman the sum of Twenty-Five Thousand Dollars ($25,000) upon execution of this Settlement Agreement and a second payment of Seventeen Thousand Dollars ($17,000) on or before March 31, 2003. MRM and EGI will make required payroll deductions on these payments. If MRM and EGI fail to make any payments due Whitman under this paragraph on or before March 31, 2003, then, upon 15 days written notice of default to both MRM and EGI, and failure to cure such default within 15 days receipt of such notice, MRM and EGI will immediately owe Whitman $213,000 less any payments made hereunder, which was the amount due Whitman under the Agreement prior to this Settlement Agreement, and MRM and EGI will immediately make such payment in full to Whitman on or before April 30, 2003.

3. RELEASE: Upon timely receipt by Whitman of the aforementioned payments, each party hereby releases, waives and forever discharges the other and the others' assigns, transferees, directors, officers, shareholders, partners, employees, servants, successors, agents, attorneys and representatives of and from any and all claims, demands, damages, debts, liabilities, actions, causes of action, suits, contracts, controversies, agreements, accounts, reckonings, obligations, and judgments, whether in law or in equity, which the parties to this Settlement Agreement or either of them now have, own, or hold or at any time heretofore ever had, owned, or held or could, shall, or may hereafter have, own, or hold, based upon, related to, or by reason of any action, contract (express, implied, implied in fact, implied in law, or otherwise), lien, liability, law, matter, cause of action, lawsuit, fact, thing, act, omission, or whatever, occurring or
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         existing at any time heretofore and to and including the date hereof, including without limiting the generality of the foregoing, and claim or liability for or on account of any and all matters which are or might have been the subject matters which are or might have been referred to, or in any way involved with, the facts, recitals and circumstances incorporated by reference in Paragraph 1 hereof; provided, however, this release shall not apply to the executory provisions of this Settlement Agreement. If the aforementioned cash payments are not delivered to Whitman in a timely manner, then any payments received shall be credited towards the amounts owed under the Agreement, which shall remain in effect until paid in full. Notwithstanding anything to the contrary contained herein, Whitman agrees to immediately release MRM and EGI from the registration rights referred to in Paragraph 9 of the Agreement.

4. INTENTION OF THE PARTIES: It is the intention of the parties hereto in executing this Settlement Agreement that upon timely receipt by Whitman of the aforementioned cash payments, this Settlement Agreement shall be effective as a full and final accord and satisfactory release of each and every matter herein specifically or generally referred to, except for the executory provisions hereof. In furtherance of this intention, each party acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

                     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     Upon timely receipt by Whitman of the aforementioned cash payments, each party waives and relinquishes any rights and benefits which it has or may have under Section 1542 of the Civil Code of the State of California to the full extent that they may lawfully waive all such rights and benefits pertaining to the subject matter of this Settlement Agreement, except as same relate to the executory provisions of this Settlement Agreement. The parties, and each of them, acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Settlement Agreement, but it is their intention hereby to fully and finally forever settle and release any and all matters, disputes, and differences, known and unknown, suspected and unsuspected, which do now exist, may exist, or heretofore have existed between them, and that in furtherance of this intention, the releases herein given shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts.

5. REPRESENTATIONS: Each party hereby warrants and represents to the other that it has not heretofore assigned or transferred or purported to assign or transfer to any person not a party hereto, any matter or any part or portion thereof covered by this Settlement Agreement, and each of them agrees to indemnify or hold harmless the other from and against any claim, demand, damage, debt, liability, account, reckoning, obligation, cost, expense, lien, action, or cause of action (including attorney's fees and costs paid or incurred) based upon or in connection with or arising out of any such assignment or transfer or purported or claimed assignment or transfer. Whitman acknowledges that the compensation provided in Section 2 herein above is a gross amount of compensation and that the Company will withhold
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         from such compensation amounts respecting income taxes, and other payroll taxes as required. Whitman acknowledges that his complete compensation for services is set forth in Section 2 herein above and that, except as otherwise set forth in Section 2 hereof, he shall not receive and benefits, including, but not limited to medical and the ability to participate in any pension plans which Whitman hereby acknowledges he has turned down.

6. NO ADMISSION: The execution of this Settlement Agreement affects the settlement of claims that are contested and denied. Nothing herein contained shall be construed as an admission by any party hereto of any liability of any kind to the other party. Each party acknowledges that the other party expressly denies any obligation or liability whatsoever.

7. ENTIRE AGREEMENT: This Settlement Agreement contains the entire understanding of the parties; there are no representations, covenants, or understandings other than those expressly set forth herein. Each party acknowledges that no other party or any agent or attorney of such other party has made any promise, representation, or warranty whatever, expressed or implied or statutory, not contained herein concerning the subject matter hereof, to induce such party to execute this Settlement Agreement, and each party acknowledges that it has not executed this Settlement Agreement in reliance on any such promise, representation, or warranty not specifically herein contained. No modification to the terms of this Settlement Agreement shall be effective unless contained in a written instrument signed by the party to be charged.

8. BINDING ON SUCCESSORS: This Settlement Agreement and the covenants and conditions herein contained shall apply, to be binding upon, and inure to the benefit of the respective heirs, administrators, executors, legal representatives, assigns, successors, and agents of the parties hereto.

9. SEVERABILITY: The provisions of this instrument are severable, and should any provision be for any reason unenforceable, the balance shall nonetheless be of full force and effect.

10. CONSTRUCTION: This Settlement Agreement shall in all respects be interpreted, enforced, and governed by and under the laws of the State of California. This Settlement Agreement is to be deemed to have been jointly prepared by the parties hereto, and any uncertainty or ambiguity existing herein shall not be interpreted against any of the rules of interpretation of contracts, if any such uncertainty or ambiguity exists.

11. ATTORNEYS' FEES: In the event that any party hereto shall institute any action or proceeding to enforce any rights granted hereunder, the prevailing party in such action or proceeding shall be entitled, in addition to any other relief granted by the court or other applicable judicial body, to recover actual attorneys' fees incurred in connection therewith.

12. COUNTERPARTS: This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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13.      CO-INVESTMENT: In consideration for releasing both MRM and EGI from the registration obligation stated in Paragraph 3, if within twelve (12) months from the date of execution of this Settlement Agreement MRM or EGI raises or convertible debt in a private placement or a public offering, Whitman and his assignee or designee
         (collectively "Optionee") is hereby granted the sole and unilateral option to elect to co-invest with the parties subscribing to such private or public private for no less than 5% of the shares or debt deemed offered and on the same terms and conditions as the other investors in such private or public private. MRM and EGI shall give optionee 30 days from receipt of an offering memorandum to advise MRM and EGI as to whether optionee will exercise its option to subscribe to the private placement. If MRM and EGI have not received notice of optionee's desire to subscribe to the private placement within 30 days, MRM and EGI shall have no further obligation to Whitman regarding said option. This option is contingent on optionee complying with all conditions of any offering memorandum including, but not limited to, any requirements regarding optionee being a qualified investor as may be defined in the offering memorandum.

IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement on the date first above written.

                                              RICHARD WHITMAN


                                        /s/ Richard Whitman
                                            Signature

                                          For MEDICAL RESOURCES MANAGEMENT, INC.

                                     By: /s/ Mark W. Waldron, CEO
                                             Signature

                                         For EMERGENT GROUP, INC.

                                         By: Mark W. Waldron
                                             Signature